Exhibit 99.3

Discussion and
Reconciliation of Non-
GAAP Financial Measures

March 31, 2017

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDA (defined below) divided by Fixed Charges (defined below). Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.

Consolidated Debt  The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets  The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated joint ventures (“JVs”), after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.

Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.

EBITDA and Adjusted EBITDA  Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). The Company considers EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate the Company’s operating performance. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDA and Adjusted EBITDA.

Financial Leverage  Total Debt (defined below) divided by Total Gross Assets (defined below). Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Fixed Charges  Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution (“FAD”)  FAD is defined as FFO as adjusted (defined below) after excluding the impact of the following: (i) amortization of acquired market lease intangibles, net, (ii) amortization of deferred compensation expense, (iii) amortization of deferred financing costs, net, (iv) straight-line rents, (v) non-cash interest and depreciation related to direct financing leases (“DFLs”) and lease incentive amortization (reduction of straight-line rents) and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by the Company and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and (ii) includes lease restructure payments and adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both its consolidated and unconsolidated joint ventures. The Company reflects its share of FAD for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (see FFO below for further disclosure regarding our use of pro-rata share information and its limitations). Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s performance and is frequently used by analysts, investors, and other interested parties in the evaluation of the Company’s performance as a REIT. The Company believes FAD is an alternative run-rate earnings measure that improves the understanding of its operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITS more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through the Company’s cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.

Funds From Operations (“FFO”), FFO as adjusted and Comparable FFO as adjusted  The Company believes FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

1

Definitions

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other depreciation and amortization, and adjustments to compute the Company’s share of FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both our consolidated and unconsolidated joint ventures. The Company reflects its share of FFO for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company’s reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in FFO (see above) do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital. See NOI above for further discussion regarding the use of pro-rata share information and its limitations.

FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). The Company computes FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from the Company’s.

In addition, the Company presents FFO before the impact of non-comparable items including, but not limited to, severance-related charges, litigation provisions, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets, prepayment costs (benefits) associated with early retirement or payment of debt, foreign currency remeasurement losses (gains) and transaction-related items (“FFO as adjusted”). Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Transaction-related items include expensed acquisition and pursuit costs and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Management believes that FFO as adjusted provides a meaningful supplemental measurement of the Company’s FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” The Company believes stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes, in addition to adjustments made to arrive at the NAREIT defined measure of FFO, other adjustments to net income (loss). FFO as adjusted is used by management in analyzing our business and the performance of the Company’s properties, and management believes it is important that stockholders, potential investors and financial analysts understand this measure used by management. The Company uses FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of its management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess its performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact its future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, the Company’s FFO as adjusted may not be comparable to those reported by other REITs.

In addition, the Company presents Comparable FFO as adjusted, which excludes FFO as adjusted from Quality Care Properties, Inc. (“QCP”) and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of the Company’s remaining real estate portfolio following the completion of the QCP spin-off.

Investment  Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable entrance fee liabilities; and (ii) the carrying amount of direct financing leases (“DFLs”) and debt investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.

Net Debt  Total Debt (defined below) less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.

Net Debt to Adjusted EBITDA  Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations (“NOI”) and Cash NOI  NOI and Cash NOI are non-GAAP supplemental financial measures used to evaluate the operating performance of real estate. The Company includes properties from its consolidated portfolio, as well as its pro-rata share of properties owned by its unconsolidated joint ventures in its NOI and Cash NOI. The Company believes providing this information assists investors and analysts in estimating the economic interest in its total portfolio of real estate. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in its portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of revenues and expenses included in NOI (see below) do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

2

Definitions

The presentation of pro-rata information has limitations, which include, but are not limited to, the following (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent the Company’s legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for the Company’s financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on its GAAP financial statements, using the pro-rata financial information as a supplement.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization and lease termination fees (“adjustments”). Cash NOI is oftentimes also referred to as “Adjusted NOI.” The Company uses NOI and Cash NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate its same property portfolio (“SPP”), as described below. The Company believes that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, the Company’s definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.

Operating expenses generally relate to leased medical office and life science properties and senior housing RIDEA properties. The Company generally recovers all or a portion of its leased medical office and life science property expenses through tenant recoveries. The Company presents expenses as operating or general and administrative based on the underlying nature of the expense. Periodically, the Company reviews the classification of expenses between categories and make revisions based on changes in the underlying nature of the expenses.

Same Property Portfolio SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties. The Company includes properties from its consolidated portfolio, as well as properties owned by its unconsolidated joint ventures in its SPP NOI and Cash NOI (see NOI above for further discussion regarding our use of pro-rata share information and its limitations). The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or RIDEA properties for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in its SPP. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii) entrance fees and related activity such as deferred expenses, reserves and management fees related to entrance fees. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment or changes its reporting structure.

Secured Debt Ratio  Total Secured Debt (defined below) divided by Total Gross Assets (defined below). Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Segments  The Company’s portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net (“SH NNN”), (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office and (v) other non-reportable segments (“Other”).

Total Debt  Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Total Gross Assets  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.

Total Rental and Operating Revenue  Consolidated rental and operating revenue plus the Company’s pro rata share of rental and operating revenue from its unconsolidated JVs. Total rental and operating revenue is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of rental and operating revenue do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

Total Secured Debt  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

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Reconciliations

In thousands, except per share data

Funds From Operations

	Three Months Ended March 31,
	2017	2016

Net income applicable to common shares	$460,375	$115,762
Depreciation and amortization	136,554	141,322
Other depreciation and amortization(1)	3,010	2,962
Gain on sales of real estate, net	(317,258)	—
Taxes associated with real estate dispositions(2)	(5,499)	53,177
Equity (income) loss from unconsolidated joint ventures	(3,269)	908
FFO from unconsolidated joint ventures	18,308	10,378
Noncontrolling interests’ and participating securities’ share in earnings	3,802	3,983
Noncontrolling interests’ and participating securities’ share in FFO	(7,774)	(9,226)
FFO applicable to common shares	$288,249	$319,266
Distributions on dilutive convertible units	2,803	3,583
Diluted FFO applicable to common shares	$291,052	$322,849

Weighted average shares used to calculate diluted FFO per share	475,173	472,186

Impact of adjustments to FFO:
Other impairment recovery(3)	$(50,895)	$—
Transaction-related items(4)	1,057	2,518
Litigation provision	1,838	—
Foreign currency remeasurement gains	(77)	—
	$(48,077)	$2,518

FFO as adjusted applicable to common shares	$240,172	$321,784
Distributions on dilutive convertible units and other	2,877	3,579
Diluted FFO as adjusted applicable to common shares	$243,049	$325,363

Weighted average shares used to calculate diluted FFO as adjusted per share	475,173	472,186

FFO as adjusted from QCP	$—	$98,207

Diluted Comparable FFO as adjusted applicable to common shares	$243,049	$227,156

Diluted earnings per common share	$0.97	$0.25
Depreciation and amortization	0.29	0.30
Other depreciation and amortization	0.01	0.01
Gain on sales of real estate, net and taxes related to real estate dispositions and	(0.68)	0.11
Joint venture and participating securities FFO adjustments	0.02	0.01
Diluted FFO applicable to common shares	$0.61	$0.68
Other impairment recovery	(0.10)	—
Transaction-related items and other	—	0.01
FFO as adjusted applicable to common shares	$0.51	$0.69
FFO as adjusted from QCP per common share	—	0.21
Diluted Comparable FFO as adjusted per common share	$0.51	$0.48

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(1)           Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2)           For the three months ended March 31, 31 2017, represents income tax benefit associated with the disposition of real estate assets in the Company’s RIDEA II transaction. For the three months ended March 31, 2016, represents income tax expense associated with state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCR ManorCare, Inc. real estate portfolio

(3)           Relates to the sale of the Company’s Four Seasons senior notes.

(4)           On January 1, 2017, the Company early adopted the FASB ASU No. 2017-01, Clarifying the Definition of a Business, which prospectively results in recognizing the majority of its real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expense as incurred.

4

Reconciliations

In thousands

Funds Available for Distribution

	Three Months Ended March 31,
	2017	2016

FFO as adjusted applicable to common shares	$240,172	$321,784
Amortization of deferred compensation	3,765	5,345
Amortization of deferred financing costs	3,858	5,280
Straight-line rents	(5,007)	(7,576)
Other depreciation and amortization	(3,010)	(2,962)
Leasing costs and tenant and capital improvements(1)	(23,287)	(20,482)
Lease restructure payments	540	6,294
CCRC entrance fees(2)	3,649	5,502
Deferred income taxes	(2,374)	(2,942)
Other FAD adjustments	249	(1,205)
FAD applicable to common shares	$218,555	$309,038
Distributions on dilutive convertible units	2,803	3,583

Diluted FAD applicable to common shares	$221,358	$312,621

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(1)           Includes the Company’s share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(2)           Represents the Company’s 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of CCRC JV entrance fee amortization.

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Reconciliations

Projected Future Operations(1)

	Full Year 2017
	Low	High

Diluted earnings per common share	$ 1.43	$ 1.49
Depreciation and amortization	1.13	1.13
Other depreciation and amortization	0.02	0.02
Gain on sales of real estate, net	(0.69)	(0.69)
Taxes associated with real estate dispositions	(0.01)	(0.01)
Joint venture FFO adjustments	0.11	0.11
Diluted FFO per common share	$ 1.99	$ 2.05
Other impairment recovery	(0.11)	(0.11)
Transaction-related items and other	0.01	0.01
Diluted FFO as adjusted per common share	$ 1.89	$ 1.95

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(1)                 The foregoing projections reflect management’s view as of May 2, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended March 31, 2017 that was issued on May 2, 2017. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of May 2, 2017. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

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Reconciliations

In thousands

Projected Cash NOI Plus Interest Income, SPP NOI and SPP Cash NOI(1)

For the projected full year 2017 (low)

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$322,500	$259,600	$275,000	$290,200	$114,200	$1,261,500
Interest income	—	—	—	—	47,800	47,800
Cash NOI plus interest income	322,500	259,600	275,000	290,200	162,000	1,309,300
Interest income	—	—	—	—	(47,800)	(47,800)
Adjustments to cash NOI(2)	400	(18,200)	(400)	4,100	4,200	(9,900)
NOI	322,900	241,400	274,600	294,300	118,400	1,251,600
Non-SPP NOI	(39,700)	(49,050)	(35,400)	(41,500)	(8,600)	(174,250)
SPP NOI	283,200	192,350	239,200	252,800	109,800	1,077,350
Adjustments to SPP NOI(2)	5,600	—	5,100	1,200	(4,100)	7,800
SPP cash NOI	$288,800	$192,350	$244,300	$254,000	$105,700	1,085,150
Addback adjustments(3)						166,450
Other income and expenses(4)						377,400
Costs and expenses(5)						(947,700)
Net income						$681,300

For the projected full year 2017 (high)

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$326,600	$262,300	$277,900	$292,900	$115,400	$1,275,100
Interest income	—	—	—	—	48,700	48,700
Cash NOI plus interest income	326,600	262,300	277,900	292,900	164,100	1,323,800
Interest income	—	—	—	—	(48,700)	(48,700)
Adjustments to cash NOI(2)	500	(18,400)	(400)	4,100	4,200	(10,000)
NOI	327,100	243,900	277,500	297,000	119,600	1,265,100
Non-SPP NOI	(41,100)	(49,700)	(35,900)	(41,700)	(8,700)	(177,100)
SPP NOI	286,000	194,200	241,600	255,300	110,900	1,088,000
Adjustments to SPP NOI(2)	5,600	—	5,100	1,200	(4,150)	7,750
SPP cash NOI	$291,600	$194,200	$246,700	$256,500	$106,750	1,095,750
Addback adjustments(3)						169,350
Other income and expenses(4)						384,900
Costs and expenses(5)						(940,200)
Net income						$709,800

For the year ended December 31, 2016

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$408,842	$263,828	$289,051	270,437	$119,629	$1,351,787
Interest income	—	—	—	—	88,808	88,808
Cash NOI plus interest income	408,842	263,828	289,051	270,437	208,437	1,440,595
Interest income	—	—	—	—	(88,808)	(88,808)
Adjustments to cash NOI(2)	7,566	(20,076)	3,006	3,557	3,016	(2,931)
NOI	416,408	243,752	292,057	273,994	122,645	1,348,856
Non-SPP NOI	(136,315)	(55,213)	(53,805)	(24,404)	(14,759)	(284,496)
SPP NOI	280,093	188,539	238,252	249,590	107,886	1,064,360
Adjustments to SPP NOI(2)	(2,107)	—	114	(547)	(2,977)	(5,517)
SPP cash NOI	$277,986	$188,539	$238,366	249,043	$104,909	1,058,843
Addback adjustments(3)						290,013
Other income and expenses(4)						217,278
Costs and expenses(5)						(1,191,963)
Discontinued operations						265,755
Net income						$639,926

7

Reconciliations

Projected SPP NOI change for the full year 2017

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Low	1.1%	2.0%	0.4%	1.3%	1.8%	1.2%
High	2.1%	3.0%	1.4%	2.3%	2.8%	2.2%

Projected SPP cash NOI change for the full year 2017

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Low	3.9%	2.0%	2.5%	2.0%	0.8%	2.5%
High	4.9%	3.0%	3.5%	3.0%	1.8%	3.5%

_________________________

(1)           The foregoing projections reflect management’s view as of May 2, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended March 31, 2017 that was issued on May 2, 2017. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of May 2, 2017. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)           Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, lease termination fees and non-refundable entrance fees as the fees are collected by the Company’s CCRC JV, net of CCRC JV entrance fee amortization.

(3)           Represents non-SPP NOI and adjustments to SPP NOI.

(4)           Represents interest income, gain on sales of real estate, other income, net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(5)           Represents interest expense, depreciation and amortization, general and administrative expenses, acquisition and pursuit costs, and loss on debt extinguishments.

8

Reconciliations

In thousands

Total Gross Assets and Investment

	March 31, 2017
	SH NNN	SHOP	Life Science	Medical Office	Other	Corporate Non-Segment	Total
Consolidated total assets	$3,339,029	$2,832,432	$3,476,389	$2,931,722	$1,636,419	$639,877	$14,855,868
Investments in and advances to unconsolidated joint ventures	—	(746,853)	(65,491)	(13,478)	(1,380)	—	(827,202)
Accumulated depreciation and amortization net of assets held for sale	719,274	347,707	781,237	952,404	186,330	92	2,987,044
Consolidated Gross Assets	$4,058,303	$2,433,286	$4,192,135	$3,870,648	$1,821,369	$639,969	$17,015,710
HCP’s share of unconsolidated JV gross assets	—	1,512,808	24,375	19,352	10,196	—	1,566,731
Total Gross Assets	$4,058,303	$3,946,094	$4,216,510	$3,890,000	$1,831,565	$639,969	$18,582,441
Land held for development	—	—	(247,953)	(947)	(3,642)	—	(252,542)
Fully depreciated real estate and intangibles excluding held for sale	59,527	22,300	213,740	273,063	6,254	—	574,884
Non-real estate related assets(1)	(215,695)	(486,236)	(164,264)	(157,718)	(70,081)	(639,969)	(1,733,963)
Real estate intangible liabilities, net of held for sale	(45,227)	(1,003)	(97,960)	(65,512)	(25,513)	—	(235,215)
Investment	$3,856,908	$3,481,155	$3,920,073	$3,938,886	$1,738,583	$—	$16,935,605

Investment by type
Wholly-owned	3,856,908	2,311,633	3,832,100	3,929,086	1,729,433	—	15,659,160
HCP’s share of unconsolidated JVs	—	1,169,522	87,973	9,800	9,150	—	1,276,445
Investment	$3,856,908	$3,481,155	$3,920,073	$3,938,886	$1,738,583	$—	$16,935,605

_________________________

(1)           Includes straight-line rent receivables, net of reserves; lease commissions, net of amortization; cash and restricted cash; the value attributable to refundable entrance fee liabilities for the Company’s CCRC JV and other assets.

9

Reconciliations

In thousands

Total Rental and Operating Revenue

Three Months Ended March 31, 2017
SH NNN	$100,034
SHOP	140,228
Life science	85,321
Medical office	118,371
Other	29,883
Consolidated rental and operating revenue	$473,837
SHOP	76,364
Life science	1,940
Medical office	489
Other	418
HCP’s share of unconsolidated JVs rental and operating revenue	$79,211
SH NNN	100,034
SHOP	216,592
Life science	87,261
Medical office	118,860
Other	30,301
Total rental and operating revenue	$553,048

EBITDA and Adjusted EBITDA

Three Months Ended March 31, 2017
Net income	$464,177
Interest expense	86,718
Income tax benefit	(6,162)
Depreciation and amortization	136,554
Equity income from unconsolidated JVs	(3,269)
HCP’s share of unconsolidated JV EBITDA	19,604
Other JV adjustments	(304)
EBITDA	$697,318
Transaction-related items	1,057
Other impairment recovery	(50,895)
Gain on sales of real estate, net	(317,258)
Litigation provision	1,838
Foreign currency remeasurement gains	(77)
Adjusted EBITDA	$331,983

10

Reconciliations

Dollars in thousands

Financial Leverage

March 31, 2017
Total Debt	$8,493,695
Total Gross Assets	18,582,441
Financial Leverage	45.7%

Secured Debt Ratio

March 31, 2017
Mortgage debt	$147,329
HCP’s share of unconsolidated JV mortgage debt	166,945
Secured debt	314,274
Total Gross Assets	18,582,441
Secured Debt Ratio	1.7%

Net Debt to Adjusted EBITDA

March 31, 2017
Net Debt	$7,692,935
Annualized Adjusted EBITDA(1)	1,327,932
Net Debt to Adjusted EBITDA	5.8x

(1)                 Represents the current quarter Adjusted EBITDA multiplied by a factor of four.

11

Reconciliations

Dollars in thousands

Adjusted Fixed Charge Coverage

Three Months Ended March 31, 2017
Adjusted EBITDA	$331,983
Interest expense	86,718
HCP’s share of unconsolidated JV interest expense	1,388
Capitalized interest	3,090
Fixed Charges	$91,196

Adjusted Fixed Charge Coverage	3.6x

Total Debt and Net Debt

March 31, 2017
Bank line of credit(1)	$492,421
Term loan(2)	274,103
Senior unsecured notes	7,136,336
Mortgage debt	147,329
Other debt	91,263
Consolidated Debt	$8,141,452
HCP’s share of unconsolidated JV mortgage debt	166,945
HCP’s share of unconsolidated JV other debt	185,298
Total Debt	$8,493,695
Cash and cash equivalents	(764,114)
HCP’s share of unconsolidated JV cash and cash equivalents	(36,646)
Net Debt	$7,692,935

(1)    Represents £394 million translated into U.S. dollars (“USD”).

(2)    Represents £220 million translated into USD.

12

Reconciliations

In thousands

Segment Cash NOI plus Interest Income and Same Property Performance

Total Consolidated

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$119,745	$304,842	$154,039	$61,300	$464,177
Interest income	(18,029)	(32,787)	(20,482)	(17,510)	(18,331)
Interest expense	122,062	121,333	117,860	103,148	86,718
Depreciation and amortization	139,855	139,919	141,407	146,927	136,554
General and administrative	25,451	22,779	34,781	20,600	22,478
Acquisition and pursuit costs	2,475	823	2,763	3,760	1,057
(Gain) loss on sales of real estate, net	—	(119,614)	9	(45,093)	(317,258)
Other (income) loss, net	(1,292)	(2,340)	(1,432)	1,410	(51,208)
Loss on debt extinguishments	—	—	—	46,020	—
Income tax expense (benefit)	3,704	(2,179)	(424)	3,372	(6,162)
Equity income (loss) from unconsolidated joint ventures	908	1,067	2,053	(15,388)	(3,269)
Discontinued operations	(68,408)	(107,375)	(108,213)	18,246	—
HCP’s share of unconsolidated joint ventures:
Revenues	54,973	55,684	53,814	55,024	79,211
Operating expenses	(42,614)	(43,035)	(43,037)	(42,137)	(60,059)
NOI	$338,830	$339,117	$333,138	$339,679	$333,908
Adjustment to NOI	(2,450)	2,008	1,337	2,050	(568)
Cash NOI	$336,380	$341,125	$334,475	$341,729	$333,340
Interest income	18,029	32,787	20,482	17,510	18,331
Cash NOI plus interest income	$354,409	$373,912	$354,957	$359,239	$351,671
Interest income	(18,029)	(32,787)	(20,482)	(17,510)	(18,331)
Adjustment to NOI	2,450	(2,008)	(1,337)	(2,050)	568
FX adjustment – GAAP SPP	(1,147)	(1,183)	(446)	(11)	—
Non-SPP NOI	(58,481)	(59,011)	(56,805)	(54,800)	(47,579)
SPP NOI	$279,202	$278,923	$275,887	$284,868	$286,329
Adjustment to SPP NOI	(6,151)	(1,754)	(869)	(1,886)	(2,246)
FX adjustment – Cash SPP	133	125	45	2	—
SPP cash NOI	$273,184	$277,294	$275,063	$282,984	$284,083

SH NNN

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$67,143	$92,890	$67,794	$91,688	$340,349
Interest expense	4,166	4,049	644	640	627
Depreciation and amortization	33,506	34,202	34,030	34,408	26,411
Gain on sales of real estate, net	—	(23,940)	—	(24,804)	(268,464)
NOI	$104,815	$107,201	$102,468	$101,932	$98,923
Adjustment to NOI	(5,443)	(2,018)	(1,003)	898	(1,839)
Cash NOI	$99,372	$105,183	$101,465	$102,830	$97,084
Adjustment to NOI	5,443	2,018	1,003	(898)	1,839
Non-SPP NOI	(30,033)	(31,809)	(28,272)	(24,724)	(23,653)
SPP NOI	$74,782	$75,392	$74,196	$77,208	$75,270
Adjustment to SPP NOI	(4,590)	(1,200)	(118)	493	(1,515)
SPP cash NOI	$70,192	$74,192	$74,078	$77,701	$73,755

13

Reconciliations

In thousands

SHOP

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$15,130	$13,446	$10,753	$32,967	$17,094
Interest expense	7,855	7,837	8,130	5,928	4,596
Depreciation and amortization	26,297	24,992	26,837	30,680	26,358
Gain on sales of real estate, net	—	—	—	(675)	(366)
Equity income from unconsolidated joint ventures	2,478	2,482	3,517	(12,703)	(1,993)
HCP’s share of unconsolidated joint ventures:
Revenues	52,277	52,855	50,973	52,167	76,364
Operating expenses	(42,088)	(42,473)	(42,463)	(41,547)	(59,527)
NOI	$61,949	$59,139	$57,747	$66,817	$62,526
Adjustment to NOI	5,032	5,537	4,608	4,900	3,508
Cash NOI	$66,981	$64,676	$62,355	$71,717	$66,034
Adjustment to NOI	(5,032)	(5,537)	(4,608)	(4,900)	(3,508)
Non-SPP NOI	(13,198)	(12,231)	(13,407)	(18,223)	(12,372)
SPP NOI and cash NOI	$48,751	$46,908	$44,340	$48,594	$50,154

Life Science

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$38,680	$69,762	$40,537	$55,892	$79,510
Interest expense	638	632	634	453	104
Depreciation and amortization	33,596	32,077	31,967	33,189	33,791
Gain on sales of real estate, net	—	(29,455)	—	(19,614)	(44,633)
Equity income from unconsolidated joint ventures	(709)	(776)	(778)	(664)	(770)
HCP’s share of unconsolidated joint ventures:
Revenues	1,810	1,898	1,929	1,971	1,940
Operating expenses	(374)	(400)	(406)	(429)	(371)
NOI	$73,641	$73,738	$73,883	$70,798	$69,571
Adjustment to NOI	(673)	(544)	(314)	(1,458)	(256)
Cash NOI	$72,968	$73,194	$73,569	$69,340	$69,315
Adjustment to NOI	673	544	314	1,458	256
Non-SPP NOI	(9,135)	(8,273)	(8,534)	(5,214)	(2,473)
SPP NOI	$64,506	$65,465	$65,349	$65,584	$67,098
Adjustment to SPP NOI	(59)	20	343	(710)	347
SPP cash NOI	$64,447	$65,485	$65,692	$64,874	$67,445

14

Reconciliations

In thousands

Medical Office

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$26,348	$33,684	$26,649	$29,880	$30,918
Interest expense	1,665	1,625	1,608	995	129
Depreciation and amortization	38,719	40,600	41,111	41,360	42,729
(Gain) loss on sales of real estate, net	—	(8,311)	9	—	—
Equity income from unconsolidated joint ventures	(658)	(421)	(462)	(1,809)	(269)
HCP’s share of unconsolidated joint ventures:
Revenues	479	524	502	492	489
Operating expenses	(149)	(155)	(148)	(143)	(142)
NOI	$66,404	$67,546	$69,269	$70,775	$73,854
Adjustment to NOI	(795)	(753)	(814)	(1,195)	(969)
Cash NOI	$65,609	$66,793	$68,455	$69,580	$72,885
Adjustment to NOI	795	753	814	1,195	969
Non-SPP NOI	(2,327)	(2,829)	(4,323)	(4,403)	(7,710)
SPP NOI	$64,077	$64,717	$64,946	$66,372	$66,144
Adjustment to SPP NOI	(810)	(236)	45	(576)	(66)
SPP cash NOI	$63,267	$64,481	$64,991	$65,796	$66,078

Other

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$39,785	$111,482	$40,365	$37,329	$41,736
Interest income	(18,029)	(32,787)	(20,482)	(17,510)	(18,331)
Interest expense	2,327	2,476	2,260	2,084	1,997
Depreciation and amortization	7,737	8,048	7,462	7,290	7,265
Gain on sales of real estate, net	—	(57,908)	—	—	(3,795)
Equity income from unconsolidated joint ventures	(203)	(218)	(224)	(212)	(237)
HCP’s share of unconsolidated joint ventures:
Revenues	407	407	410	394	418
Operating expenses	(3)	(7)	(20)	(18)	(19)
NOI	$32,021	$31,493	$29,771	$29,357	$29,034
Adjustment to NOI	(571)	(214)	(1,140)	(1,095)	(1,012)
Cash NOI	$31,450	$31,279	$28,631	$28,262	$28,022
Interest income	18,029	32,787	20,482	17,510	18,331
Cash NOI plus interest income	$49,479	$64,066	$49,113	$45,772	$46,353
Interest income	(18,029)	(32,787)	(20,482)	(17,510)	(18,331)
Adjustment to NOI	571	214	1,140	1,095	1,012
FX adjustment – GAAP SPP	(1,147)	(1,183)	(446)	(11)	—
Non-SPP NOI	(3,788)	(3,869)	(2,269)	(2,236)	(1,371)
SPP NOI	$27,086	$26,441	$27,056	$27,110	$27,663
Adjustment to SPP NOI	(692)	(338)	(1,139)	(1,093)	(1,012)
FX adjustment – Cash SPP	133	125	45	2	—
SPP cash NOI	$26,527	$26,228	$25,962	$26,019	$26,651

15

Reconciliations

In thousands

Corporate Non-Segment

	Three Months Ended
	March 31, 2016	June 30 , 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$(67,341)	$(16,422)	$(32,059)	$(186,456)	$(45,430)
Interest expense	105,411	104,714	104,584	93,048	79,265
General and administrative	25,451	22,779	34,781	20,600	22,478
Acquisition and pursuit costs	2,475	823	2,763	3,760	1,057
Other (income) loss, net	(1,292)	(2,340)	(1,432)	1,410	(51,208)
Loss on debt extinguishments	—	—	—	46,020	—
Income tax expense (benefit)	3,704	(2,179)	(424)	3,372	(6,162)
Discontinued operations	(68,408)	(107,375)	(108,213)	18,246	—
NOI	$—	$—	$—	$—	$—

Pro Forma Segment Cash NOI plus Interest Income

	March 31, 2017
	Cash NOI and Interest Income	Pro Forma Adjustments(1)	Pro Forma Cash NOI and Interest Income
SH NNN	$97,084	$(22,635)	$74,449
SHOP	66,034	(1,766)	64,268
Life science	69,315	—	69,315
Medical office	72,885	—	72,885
Other	46,353	—	46,353
	$351,671	$(24,401)	$327,270

(1)      Current quarter Cash NOI and interest income pro forma to exclude the Cash NOI for 64 SH NNN properties sold in March 2017 and the sale of a 40% interest in RIDEA II that closed in January 2017.

16